Exhibit 99.1

Nancy Morovich Joins Tidewater’s Senior Management Team

NEW ORLEANS, June 19, 2007 – Tidewater Inc. (NYSE:TDW) announced today that Nancy Morovich has joined Tidewater as Senior Vice President. Morovich, who will report to Chairman, President and CEO Dean Taylor, will be responsible for strategic planning and analysis activities required to support the company’s growth and business development initiatives, including potential mergers and acquisitions. She will also oversee Tidewater’s information technology activities, and be involved in corporate compliance efforts.

Morovich joins Tidewater following a 15 year career with Entergy Corporation where she held various positions in the finance organization. In her most recent position as Vice President, Planning and Financial Communications, she oversaw strategic planning, corporate planning and investor relations activities. Prior to that, Morovich was Vice President, Investor Relations from 2000 through 2004, and Chief Financial Officer, Utility Operations from 1998 through 2000.

Morovich earned both Bachelor of Science and Master of Science degrees from Louisiana State University. She is a chartered financial analyst.

Tidewater Inc. owns 454 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett (504) 566-4506